Exhibit 99.11

                          THE NEW POWER COMPANY REVISES
                        ITS NETTING AGREEMENT WITH ENRON
             -- PROVIDES FOR RECEIVABLES AND INVENTORY FINANCING --

PURCHASE, NY, October 19, 2001 - The New Power Company ("NewPower") a wholly owned subsidiary of NewPower Holdings, Inc. (NYSE: NPW) today filed a Form 8-K with the Securities and Exchange Commission reporting that it has revised its master netting agreement with Enron North America Corp., Enron Energy Services, Inc., and Enron Power Marketing, Inc. (together, the "Enron Subsidiaries"). The amendment affects the Master Cross-Product Netting, Setoff, and Security Agreement (the "Master Netting Agreement") among NewPower and the Enron Subsidiaries, and expands through January 4, 2002, the types of collateral that NewPower is permitted to post to the Enron Subsidiaries.

The effect of the amendment is to reduce, through January 4, 2002, the amount of cash collateral that NewPower is required to post to the Enron Subsidiaries. Under the amended Master Netting Agreement, the first $70 million of posted collateral must be in the form of cash, while amounts in excess of $70 million may consist of not more than $40 million of eligible receivables and inventory of NewPower, valued at discounts specified in the amendment, and subject to a $25 million limit for October 2001. Pledging receivables and inventory is consistent with NewPower's previously announced intention to secure asset-backed financing.

With the amendment and NewPower's cost reduction efforts, and absent a similar rate of decline in commodity prices or other significant events, NewPower believes that it has sufficient financial resources to conduct its business until it secures ongoing asset-backed financing, which will be necessary upon the expiration of the amendment. NewPower has been and is actively seeking to arrange asset-backed financing with other parties, although to date no such arrangements have been secured.

The Company expects to meet its previous estimate of net loss and loss per basic and diluted share for the third quarter ended September 30, 2001. However, customer count and revenues are expected to be slightly lower than previously forecast.

The Company will provide revised guidance for the fourth quarter 2001 and an outlook for 2002 on its third quarter conference call scheduled for Thursday, November 8.

CAUTIONARY STATEMENT

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties and may differ materially from actual future events or results. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our goals will be achieved. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Important factors that could cause actual results to differ from estimates or projections contained in the forward-looking statements include our limited operating history; delays or changes in the rules for the restructuring of the electric and natural gas markets; our ability to attract and retain customers; our ability to manage our energy requirements and sell energy at a sufficient margin given the volatility in prices for electricity and natural gas; the effect of commodity volatility on collateral requirements and liquidity; our dependence on third parties to provide critical functions to us and to our customers; and conditions of the capital markets affecting the availability of capital. Readers are referred to the Company's Annual Report on Form 10-K for the year ending December 31, 2000 and our Registration Statement on Form S-1 (No. 333.41412) on file with the Securities and Exchange Commission for a discussion of factors that could cause actual results to differ materially from these forward-looking statements.

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ABOUT NEWPOWER HOLDINGS, INC.

NewPower Holdings, Inc. (NYSE: NPW), through its subsidiary, The New Power Company, is the first national provider of electricity and natural gas to residential and small commercial customers in the United States. The Company offers consumers in restructured retail energy markets competitive energy prices, pricing choices, improved customer service and other innovative products, services and incentives.

INVESTORS                                         MEDIA

Kathryn Corbally                                  Gael Doar
Vice President, Investor Relations                Director of Communications
(914) 697-2444                                    (914) 697-2451
Kathryn.Corbally@newpower.com                     gdoar@newpower.com

Patrick McCoy                                     Terri Cohen
Manager, Investor Relations                       Manager, Communications
pmccoy@newpower.com                               Terri.Cohen@newpower.com
(914) 697-2431                                    (914) 332-2457